                                                                    EXHIBIT 11.1


                         STATEMENT REGARDING COMPUTATION
                              OF PER SHARE EARNINGS



Statement Regarding Computation of              Three months                   Six months
Per Share Earnings                              ended June 30,                ended June 30,
                                         -----------------------------------------------------------
                                             1998            1997            1998            1997
                                             ----            ----            ----            ----
Basic earnings per share:
  Weighted-average shares outstanding      1,815,363       1,408,126       1,735,086       1,407,908
  Net income per share                   $       .34     $       .47     $       .72     $       .76

Diluted earnings per share:
  Weighted average shares outstanding      1,815,363       1,408,126       1,735,086       1,407,908
  Dilutive warrants                               --         462,797         103,863         463,015
  Dilutive stock options                      20,000          41,225          26,377          41,225
  Assumed repurchased under treasury
   stock method                              (14,202)       (278,905)        (63,235)       (272,471)
                                         -----------     -----------     -----------     -----------
  Weighted-average common shares
   outstanding and common share
    equivalents                            1,821,161       1,633,243       1,802,091       1,639,677
                                         -----------     -----------     -----------     -----------

Net income                               $   619,000     $   658,000     $ 1,244,000     $ 1,069,000
                                         ===========     ===========     ===========     ===========
Diluted net income per share             $       .34     $       .40     $       .69     $       .65
                                         ===========     ===========     ===========     ===========














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